Pacific North West
Capital Corp.
TSX-PFN OTCBB-PAWEF FF-P7J

2303 West 41st Avenue, Vancouver, B.C. V6M 2A3
Toll Free 1-800-667-1870 Telephone (604) 685-1870
Facsimile (604) 685-6550
Email: corporate@pfncapital.com

Misty Creek Ventures Ltd.
700 - 700 West Pender St.
Vancouver, BC V6C 1G8
Phone: (604) 484-8380
Fax. 604 688-0235

Pamicon Developments Ltd.
615 – 800 West Pender St.
Vancouver, BC V6C 2V6

First Fiscal Enterprises Ltd.
701-888 Bute St.
Vancouver, BC V6E 1Y5

Collectively, the "Vendors",

Douglas Allan Fulcher
615 – 800 West Pender St.
Vancouver, BC V6C 2V6

and

Henry James Awmack,
700 – 700 West Pender St.
Vancouver, BC V6C 1G8

July 28, 2009

Attention: Murray Jones

Letter Agreement for Option of the Rock and Roll Property, British Columbia

Further to our previous discussions, this Letter Agreement (the "Agreement") confirms that the Vendors have agreed to provide Pacific North West Capital Corp. ("PFN") with an option to earn a one hundred percent (100%) interest (the "Option") in the Rock and Roll Property located in British Columbia, Canada, more particularly described in Schedule "A" attached hereto (the "Property"),

subject to a two percent (2%) net smelter return royalty ("NSR") payable to the Vendors. Although the parties hereto intend on entering into a more formal option agreement (the "Formal Agreement"), which will include the terms referred to herein, this Agreement creates binding legal obligations between the parties and this Agreement will represent the definitive agreement if the Formal Agreement is not entered into.

1. The parties agree as follows:

a) All dollar values in this Agreement are expressed in Canadian dollars.

b) This Agreement is subject to a one (1) month due diligence period from the date of signing to allow PFN to conduct normal corporate due diligence including, but not limited to, reviews of relevant technical information, claim staus and underlying property agreements, as well as to conduct a site visit to the Property.

c) This Agreement is subject to approval by PFN's Board of Directors and Toronto Stock Exchange regulatory authorities. PFN Board of Director's approval shall be obtained within thirty (30) days of signing of the Agreement.

d) The Vendors grant PFN the Option to earn a one hundred percent (100%) interest in the Property.

e) Upon completion of the Option, the Vendors will retain a two percent (2%) NSR on the Property. One percent (1%) of the Vendors' NSR will be purchasable from the Vendors for three million dollars ($3,000,000).

f) The term of the Option shall be four (4) years from the date of signing of the Agreement.

g) In order to exercise the Option, PFN shall make the cash payments, issue shares and complete "exploration expenditures" (exploration expenditures as defined in section 3) as set forth below.

i. **Cash Payments:**
$10,000 on Board of Directors and regulatory approvals
$20,000 on 1st Anniversary of the Agreement
$50,000 on 2nd Anniversary of the Agreement
$50,000 on 3rd Anniversary of the Agreement

ii. **Share Payments**
50,000 PFN shares on Board of Directors and regulatory approvals
50,000 PFN shares on 1st Anniversary of the Agreement
100,000 PFN shares on 2nd Anniversary of the Agreement
400,000 PFN shares on 3rd Anniversary of the Agreement

iii. **Exploration Expenditures**
PFN shall complete a cumulative total of $2,000,000 in exploration expenditures over the Option period, according to the following schedule:

$150,000 in exploration expenditures by the 1st Anniversary of the Agreement

$400,000 in cumulative exploration expenditures by the 2nd Anniversary of the Agreement
$800,000 in cumulative exploration expenditures by the 3rd Anniversary of the Agreement
$2,000,000 in cumulative exploration expenditures by the 4th Anniversary of the Agreement

h) PFN shall complete, on a best efforts basis, Years 1 and 2 required exploration expenditures (for a total of $400,000 in exploration expenditures) by December 31, 2009. If PFN fails to complete the required Years 1 and 2 exploration exploration expenditures by December 31, 2009, the shortfall amount shall be included in aggregate required expenditures in Year 3.

i) Exploration expenditures completed by PFN in excess of required expenditures in any given year of the Option shall apply to PFN's required exploration expenditures in the folllowing year.

j) A portion of the Years 1 and 2 work commitment, up to a maximum of $50,000, shall be used to complete either (i) an independent 43-101-compliant resource estimate, if sufficient technical data is available, or (ii) a 43-101-compliant technical report on the initial work program completed in 2009, if insufficient technical data is available for a resource estimate.

k) All eligible exploration expenditures shall be filed for assessment credit to the maximum amounts allowable. PFN shall pay all assessment filing fees or other fees required as part of normal claim maintenance. Such filing and maintenance fees shall be acceptable as part of required exploration expenditures in the Option Year in which they are made.

l) PFN shall fund any "cash in lieu" payments, to a maximum of $2000, required to maintain claims forming part of the Property in good standing in 2009. Any such payments will be acceptable as part of Year 1 required work expenditures.

m) PFN has the right to enter into a third party agreement with respect to the Property at any time, but any third party, in addition to PFN, will be bound by the terms of this Agreement and subsequent Formal Agreement such that theVendors' interests are maintained according to this Agreement.

n) PFN has the right to vend, option or otherwise transfer any portion of its interest in the Property, or any portion of its Option to earn an interest in the Property, to a third party at any time, but any third party, in addition to PFN, will be bound by the terms of this Agreement and subsequent Formal Agreement such that the Vendors' interests are maintained according to this Agreement.

o) The Property shall be subject to a five (5) kilometer area of interest around current claims. Any claims acquired by either party within the area of interest will become part of the Rock and Roll Property and shall be subject to the terms of the Agreement.

p) There are other underlying royalties and obligations as laid out in Schedule B.

2. During the Option period, the following conditions shall apply:

a) PFN shall be operator of all work programs and, as such will determine the nature of all work programs undertaken during the Option period.

b) Equity Exploration Consultants Ltd. shall be contracted to manage all work programs completed as part of PFN's required expenditures in Years 1, 2 and 3 (aggregate amount of $800,000).

c) PFN may, at its discretion, choose to be operator and field manager, or designate a third party as field manager, during any work programs undertaken on the Property subsequent to completion of Year 3 required exploration expenditures.

d) Termination of the option by PFN is permitted at any time after completion of PFN's Year 1 Exploration Expenditure commitment. Upon termination of the Option, PFN shall deliver to the Vendors all maps, reports, results of surveys and drilling, and all other reports of information provided to PFN by the Vendors, as well as copies of any assay plans, diamond drill records, information, maps and other pertinent exploration reports produced by PFN and/or its affiliates and/or its agents regarding the Property.

3. For the purposes of this Agreement and the Formal Agreement, exploration expenditures shall mean:

a) All expenses paid by PFN in making applications and conducting necessary studies, hearings and other meetings to obtain permits, licenses and other environmental or regulatory approvals for operations and for exploration and development activities on or for the Property, including but not limited to, all fees and assessment work required to keep the Property in good standing, all expenditures for geophysical, geological and geochemical work of direct benefit to the Property, all surveys, drilling, assaying, metallurgical testing and engineering, the costs of a feasibility study and all other expenditures directly benefiting the Property. Administrative expenses and general office and overhead expenses incurred by PFN shall not be included in exploration expenditures but, in lieu thereof, a charge equal to ten percent (10%) of all other exploration expenditures may be included.

b) All expenses paid by PFN to third party contractors to complete operations and exploration and development activities on or for the Property, including but not limited to, all fees and assessment work required to keep the Property in good standing, all expenditures for geophysical, geological and geochemical work of direct benefit to the Property, all surveys, drilling, assaying, metallurgical testing and engineering, the costs of a feasibility study and all other expenditures directly benefiting the Property. Third party administration fees, general office and overhead expenses, or other charges related to completion of third party contracts and payable by PFN shall be acceptable as exploration expenditures.

4. Douglas Allan Fulcher, Henry James Awmack and First Fiscal Enterprises Ld. hereby represent and warrant that they are the recorded holders of the claims described in Schedule A, and that the claims are held beneficially on behalf of the Vendors, in the proportions described in the Rock and Roll Consolidation agreement in Schedule B.

5. The Vendors hereby represent and warrant that as of the effective date of this Agreement:

a) that the Vendors are the beneficial owners of the mineral claims comprising the Property; that the claims are beneficially owned by Misty Creek Ventures Ltd. (45%), Pamicon

Developments Ltd. (43%) and First Fiscal Enterprises Ltd. (12%); that they have authority to negotiate the transaction contemplated herein; and, that there are no liens or encumbrances of any type affecting title except as set forth in Schedule "B" hereto and the title is in good standing;

b) that they have the capacity to enter into and perform this Agreement and all other transactions contemplated herein, and that they will not breach any other agreement or arrangement by entering into this Agreement;

c) that, to the best of their knowledge and belief, they have paid all option payments, taxes, assessments, charges, fees and other levies imposed upon or required with respect to the Property, and they, or a third party, has filed all returns and required reports, and that the title is in good standing;

d) that, except as may be set forth in Schedule "B", to the best of their knowledge and belief, there are no actual, pending or threatened lawsuits or administrative actions affecting the Property, or which might result in a material adverse change in its condition, financial or otherwise; and

e) that, to the best of their knowledge and belief, no representations or warranties by the Vendors in this Agreement or in any information, written or oral, furnished or to be furnished by the Vendors contains or will contain any untrue statement of any material fact. There are no materials facts known to the Vendors that, individually or in aggregate, could materially adversely affect the transaction contemplated herein and have not been disclosed to PFN.

6. During the Option period, upon the written request of the Vendors, PFN shall provide the Vendors with access to the Property at a convenient time and day for PFN or its affiliates in order to observe the conduct of the operations or to view drill cores and samples. Such access shall be at the Vendors own sole cost, expense and risk and must not obstruct or interfere with the operation or activities conducted by PFN and/or its affiliates.

7. The parties agree to meet at such times and places as are mutually convenient or necessary to negotiate the Formal Agreement. Each party shall bear its own costs for the negotiation of such Formal Agreement. The Formal Agreement shall contain such terms and conditions as are customary in similar agreements within the international mining industry.

8. No party shall issue any press release or other public announcement concerning the subject matter of this letter without the written permission of the other party, such consent not to be unreasonably withheld and to be delivered within twenty-four (24) hours of dispatch, excluding weekends and holidays. Notwithstanding the review of proposed announcements by the non-disclosing party, the disclosing party shall be fully responsible and assume full liability for the content of any public statement it may make.

9. This Agreement will be binding on all parties, subject to necessary regulatory approvals, if required.

10. This Agreement shall be construed under the laws of the British Columbia without regard to conflicts of law. In the event of any dispute between the parties arising from the interpretation of this Agreement or any subsequent agreement entered into, pursuant to this Agreement, the dispute shall be referred to and finally settled by arbitration under the laws of British Columbia.

All notices and other required communications to one of the Vendors or PFN by the other shall be in writing and shall be addressed respectively as follows:

If to the Vendors:

Misty Creek Ventures Ltd.
700 - 700 West Pender St.
Vancouver, BC V6C 1G8

Attn: Murray Jones

If to PFN:

PACIFIC NORTH WEST CAPITAL CORP.
2303 West 41st Avenue
Vancouver, B.C. V6M 2A3
CANADA

Attn: Harry Barr

If these terms are acceptable to you, please execute this Agreement in the appropriate space below.

Pacific North West Capital Corp.

[signature]
Authorized Signatory

31-JULY-2009
Date

Misty Creek Ventures Ltd.

[signature]
Authorized Signatory

July 28, 2009
Date

Pamicon Developments Ltd.

[signature]
Authorized Signatory

JULY 28-09
Date

First Fiscal Enterprises Ltd.

Authorized Signatory

Date

Douglas Allan Fulcher

Signature

July 28-09

Date

Henry James Awmack

Signature

July 28, 2009

Date

First Fiscal Enterprises Ltd.

Authorized Signatory

Date

Douglas Allan Fulcher

Signature

Date

Henry James Awmack

Signature

Date

Schedule "A"

To the Agreement dated July 28, 2009
Between Pacific North West Capital Corp and Misty Creek Ventures Ltd.

Rock and Roll Property Description

The property consists of 4 mining claims in British Columbia. Claim details and general location of the property are summarized in Table 1 and Figure 1 below:

Table 1. Claim details, Rock and Roll Property, British Columbia

Property	*Tenure Number*	*Area (hectares)*	*Expiry Date*	*Recorded Owner*
Rock and Roll	507484	799.24	July 31, 2009	Fulcher (100%)
	599885	337.51	July 31, 2009	Fulcher (62.5%); First Fiscal (37.5%)
	599686	248.58	July 31, 2009	Fulcher (62.5%); First Fiscal (37.5%)
	601028	248.51	March 13, 2010	Awmack (100%)
		1633.84		

All claims located in the Liard Mining Division, British Columbia. Their recorded ownership, as listed above, reflects the records of the British Columbia Ministry of Energy, Mines and Petroleum Resources. Separate documents indicate that they are held in trust for Pamicon, Misty Creek and First Fiscal, with beneficial ownerships of Misty Creek (45%), Pamicon (43%) and First Fiscal (12%).

Figure 1. Location map, Rock and Roll Property, British Columbia


Rock & Roll Property (Schedule 1)
Legend
Scale: 1:37,324
This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION

Schedule "B"

To the Agreement dated July 28, 2009
Between Pacific North West Capital Corp. and Misty Creek Ventures Ltd.

Underlying Agreements

1. The Rock and Roll Property has been unitized from pre-existing properties, with beneficial ownership established by agreement dated 19 May 2009 (Appendix A) between Pamicon Developments Ltd., First Fiscal Exnterprises Ltd. and Misty Creek Ventures Ltd.

2. The Rock and Roll Property (except the "Rock 17" Claim) is subject to a three percent (3%) NSR payable to Prime Equities International Corporation under a purchase agreement (Appendix B) between Prime Equities International Corporation and the Forrest Syndicate dated 28 May, 1996. The three percent (3%) NSR can be purchased by the Forrest Syndicate and/or heirs and assignees for $1,500,000.

3. The Teck Financing Agreement (Appendix C), representing a 50% back in agreement for Teck Resources Limited in exchange for bringing the property to commercial production, after a prefeasibility has been obtained, with an expiry date of December 31, 2010.

4. The "Rock 17" Claim is subject to a 15% NPI payable to Prime Equities International Corporation under a purchase agreement (Appendix D) between Prime Equities International Corporation and the Forrest Syndicate. The 15% NPI can be purchased by the Forrest Syndicate, their heirs or assignees, at any time for $1,500,000.